SUB-ITEM 77C: Submission of matter to a vote of security holders

(a) A Special Meeting of the Interest Holders of the JNL Variable Fund LLC was held December 1, 2006.


(b) The meeting involved the election of Managers. The following lists the name of each Manager elected at the meeting, if the Manager is a Disinterested/Independent Manager or an Interested Manager, and if the Manager was an incumbent or newly elected at the meeting:

         --------------------------------- ------------------------------------------- -------------------

         WILLIAM J. CROWLEY, JR.           Disinterested/Independent Manager           NEW

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         MICHAEL BOUCHARD                  Disinterested/Independent Manager           INCUMBENT

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         DOMINIC D'ANNUNZIO                Disinterested/Independent Manager           INCUMBENT

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         MICHELLE ENGLER                   Disinterested/Independent Manager           INCUMBENT

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         JAMES HENRY                       Disinterested/Independent Manager           NEW

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         RICHARD MCLELLAN                  Disinterested/Independent Manager           INCUMBENT

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         MARK D. NERUD                     Interested Manager                          NEW

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         WILLIAM R. RYBAK                  Disinterested/Independent Manager           NEW

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         PATRICIA A. WOODWORTH             Disinterested/Independent Manager           NEW

         --------------------------------- ------------------------------------------- -------------------

(c) Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter:

The following proposals were voted upon at the meeting:

1. To vote on the election of Independent Managers of the JNL Variable Fund LLC:

                                                   AFFIRMATIVE            AGAINST                WITHHOLD
         MICHAEL BOUCHARD                        587,233,641.247             0                16,534,434.711
         WILLIAM J. CROWLEY, JR.                 589,831,901.407             0                13,936,174.551
         DOMINIC D'ANNUNZIO                      589,495,447.586             0                14,272,628.372
         MICHELLE ENGLER                         587,791,799.620             0                15,976,276.338
         JAMES HENRY                             589,976,041.294             0                13,792,034.664
         RICHARD MCLELLAN                        590,331,411.625             0                13,436,664.333
         WILLIAM R. RYBAK                        589,300,788.348             0                14,467,287.610
         PATRICIA A. WOODWORTH                   589,998,825.988             0                13,769,249.970

2.       To vote on the election of an Interested Manager to replace an existing
         Interested Manager of the JNL Variable Fund LLC.

                                                   AFFIRMATIVE            AGAINST                WITHHOLD
         MARK D. NERUD                           575,150,760.569             0                28,617,315.389

(d)  Not Applicable.